Statement Regarding Computation of Per Share Earnings

                                                                                            Three Months Ended June 30,
                                                                                         ---------------------------------
                                                                                            1996                  1995
PRIMARY EARNINGS PER COMMON SHARE                                                           ----                  ----
- ---------------------------------
Earnings
        Net income                                                                       $17,097,000           $16,077,000
                                                                                         ===========           ===========
Shares
        Weighted average common shares outstanding                                        30,535,960            30,819,440
        Stock options and other stock incentive plans
             considered to be common stock equivalents                                       205,052               135,957
                                                                                         -----------           -----------
        Weighted average common stock and common stock equivalents outstanding            30,741,012            30,955,397
                                                                                         ===========           ===========
Primary earnings per common share                                                              $0.56                 $0.52
                                                                                         ===========           ===========

FULLY DILUTED EARNINGS PER COMMON SHARE
- ---------------------------------------
Earnings
        Net income                                                                       $17,097,000           $16,077,000
        After tax interest expense applicable to convertible debentures                       69,103                74,942
                                                                                         -----------           -----------
                                                                                         $17,166,103           $16,151,942
                                                                                         ===========           ===========
Shares
        Weighted average common shares outstanding                                        30,535,960            30,819,440
        Assumed conversion of 9.00% convertible debentures issued June 30, 1989              296,029               320,411
        Stock options and other stock incentive plans
             considered to be common stock equivalents                                       210,498               135,957
                                                                                         -----------           -----------
        Weighted average common stock and common stock equivalents outstanding            31,042,487            31,275,808
                                                                                         ===========           ===========
Fully diluted earnings per common share                                                        $0.55                 $0.51
                                                                                         ===========           ===========

                                                                                             Six Months Ended June 30,
                                                                                         ---------------------------------
                                                                                            1996                  1995
PRIMARY EARNINGS PER COMMON SHARE                                                           ----                  ----
- ---------------------------------
Earnings
        Net income                                                                       $33,706,000           $31,296,000
                                                                                         ===========           ===========
Shares
        Weighted average common shares outstanding                                        30,560,999            30,868,401
        Stock options and other stock incentive plans
             considered to be common stock equivalents                                       208,269               138,822
                                                                                         -----------           -----------
        Weighted average common stock and common stock equivalents outstanding            30,769,268            31,007,223
                                                                                         ===========           ===========
Primary earnings per common share                                                              $1.10                 $1.01
                                                                                         ===========           ===========


FULLY DILUTED EARNINGS PER COMMON SHARE
- ---------------------------------------
Earnings
        Net income                                                                       $33,706,000           $31,296,000
        After tax interest expense applicable to convertible debentures                      138,791               150,378
                                                                                         -----------           -----------
                                                                                         $33,844,791           $31,446,378
                                                                                         ===========           ===========
Shares
        Weighted average common shares outstanding                                        30,560,999            30,868,401
        Assumed conversion of 9.00% convertible debentures issued June 30, 1989              299,273               321,251
        Stock options and other stock incentive plans
             considered to be common stock equivalents                                       212,198               186,839
                                                                                         -----------           -----------
        Weighted average common stock and common stock equivalents outstanding            31,072,470            31,376,491
                                                                                         ===========           ===========
Fully diluted earnings per common share                                                        $1.09                 $1.00
                                                                                         ===========           ===========


                                  Exhibit 11